Electronics For Imaging, Inc. Proposes Offering of $130 Million Convertible Senior Notes Due 2023
Fremont, Calif. - November 26, 2018 - Electronics For Imaging, Inc. (Nasdaq: EFII) (“EFI” or the “Company”) announced today that it intends to offer, subject to market and other customary conditions, $130.0 million aggregate principal amount of convertible senior notes due 2023 (the “Notes”) in a private placement. The Notes will be offered by the initial purchasers solely to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company intends to grant to the initial purchasers of the Notes the right to purchase up to an additional $19.5 million aggregate principal amount of the Notes, exercisable within a 30-day period.
The initial conversion rate, interest rate and certain other terms of the Notes will be determined at the time of the pricing of the offering. If and when issued, the Notes will be unsecured senior obligations of the Company. The Notes will pay interest semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2019. The Notes will mature on November 15, 2023, unless earlier repurchased, redeemed or converted in accordance with their terms.
The Company expects to use up to $48.0 million of the net proceeds of the offering of the Notes to repurchase shares of its common stock (the “Common Stock”) from purchasers of the Notes in the offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. The Company expects the purchase price per share of the Common Stock repurchased in such transactions to equal the closing sale price per share of the Common Stock on the date of the pricing of the offering of the Notes. These repurchases could result in an increase, or prevent a decrease in, the market price of the Common Stock or the Notes concurrently with the pricing of the Notes, as well as a higher effective conversion price for the Notes. If the full amount of intended share repurchases are consummated, the Company expects there to be no remaining capacity for repurchases under the Company’s existing share repurchase authorization.
The Company intends to use the remainder of the net proceeds from the offering of the Notes for general corporate purposes, including, but not limited to, the repayment at maturity of the Company’s existing 0.75% convertible senior notes due 2019, acquisitions or other strategic transactions, potential repurchases of additional shares of the Company’s Common Stock under the Company’s existing share repurchase authorization and working capital.
Neither the Notes nor the shares of Common Stock, if any, issuable upon conversion of the Notes, have been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such a registration requirement.
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process.

Notice Regarding Forward-Looking Statements
This press release includes certain forward-looking statements related to the Company within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Notes and the anticipated use of proceeds, including the proposed concurrent share repurchases, are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management and actual results may vary materially from those expressed or implied by the forward-looking statements herein.
The statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent Quarterly Reports on Form 10-Q, copies of which are on file with the SEC and available on the SEC’s website at www.sec.gov.

Contact Information:
Investor Relations
JoAnn Horne
Market Street Partners
415-445-3233